UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

VALMIE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180424	45-3124748
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

999 18th Street, Suite 3000

Denver, CO 80202

(Address of principal executive offices)

(720) 946-6390

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2014, the Board of Directors of Valmie Resources, Inc. (the “Company”) approved the designation of 2,000,000 shares of the Company’s authorized but unissued “blank check” preferred stock, par value $0.001 (the “Blank Check Preferred Stock”), as Series “A” preferred stock (the “Designation”). The Company formally effected the Designation by filing a Certificate of Designation with the Nevada Secretary of State on January 15, 2015.

The shares of Series “A” preferred stock carry certain rights and preferences. The Designation provides that the Series “A” Preferred Stock may be converted into shares of the Company’s common stock on a 10 for one (1) basis at any time after 18 months from the date of issuance, and that each share of Series “A” preferred stock has voting rights and carries a voting weight equal to 50 shares of common stock.

Together with the Company’s recently disclosed filing of a set of amended and restated articles of incorporation that provides for an authorized capital increase and the creation of the Blank Check Preferred Stock, the purpose of the Designation is to reorganize the capital structure of the Company to more easily allow it to enter into strategic business transactions and undertake financing activities. For example, the creation of the Blank Check Preferred Stock permits the issuance of shares of preferred stock without the expense or delay of seeking further approval from the Company’s stockholders.

The Company is currently evaluating potential transaction candidates and investigating sources of financing which it believes will be in both the Company’s best interests and the best interests of its stockholders.

Item 3.02	Unregistered Sales of Equity Securities

On January 16, 2015, Fen Holdings & Investments Limited (“Fen”), a company incorporated in the British Virgin Islands and the owner of an aggregate of 237,360,000 shares, or approximately 80.1% of the Company’s issued and outstanding common stock, agreed to cancel those shares in exchange for the issuance of the 2,000,000 shares of Series “A” preferred stock described above. As a result, the number of issued and outstanding shares of the Company’s common stock decreased from 296,400,000 to 59,040,000.

Exhibit Number	Exhibit Description

3.6	Certificate of Designation filed with the Nevada Secretary of State on January 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2015	VALMIE RESOURCES, INC.

	By:	/s/ Gerald B. Hammack
Gerald B. Hammack
Chairman, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director